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                   Universal Stainless & Alloy Products, Inc.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                               CONTACTS:  Richard M. Ubinger
                                          Vice President of Finance,
                                          Chief Financial Officer and Treasurer
                                          (412) 257-7606
FOR IMMEDIATE RELEASE
---------------------
                                          Comm-Partners LLC
                                          June Filingeri
                                          (203) 972-0186

                   UNIVERSAL STAINLESS REACHES LABOR AGREEMENT
                           WITH BRIDGEVILLE EMPLOYEES

       BRIDGEVILLE, PA, December 9, 2002 - Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) announced today that it has reached a six-year collective bargaining agreement with the employees at the Company's largest facility located in Bridgeville, PA who are represented by Local 3403 of the United
Steelworkers of America (USWA). The employees had been working under a day-to-day extension of a prior agreement, which otherwise would have expired August 31, 2002. The Company's facilities in Dunkirk, NY and Titusville, PA are covered by separate collective bargaining agreements expiring in October 2007 and September 2005, respectively.

       The new Bridgeville contract, which expires August 31, 2008, includes a 50-cent per hour per year wage increase and increased funding to the various employee benefit plans offered by the Company. In addition, the Company has agreed to contribute to the Steelworkers Pension Trust Plan (a multi-employer pension plan) as long as the Plan meets specified financial performance measures. These contributions are in lieu of the Company's current contributions to the existing 401(k) plan.

       Mac  McAninch,   President  and  Chief  Executive   Officer,   commented:
"Management invested significant time and effort in evaluating and negotiating various alternatives to address the rising cost of healthcare and the future retirement benefits of our employees. We believe the new contract is beneficial to our employees and the six-year agreement is in the best interests of our shareholders. The new contract maintains the flexible work rule terms and profit sharing incentives contained in the prior contract."


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UNIVERSAL STAINLESS REACHES BRIDGEVILLE LABOR AGREEMENT - Page 2 -


About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

       Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

Forward-Looking Information Safe Harbor
---------------------------------------

       Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the acquisition of the Empire Specialty Steel assets and the start-up of Dunkirk Specialty Steel LLC, risks associated with the receipt, pricing and timing of future customer orders, risks related to the financial viability of customers, risks associated with the manufacturing process and production yields, and risks related to property, plant and equipment. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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